Exhibit 23.1

Independent Registered Public Accounting Firm’s Consent

We consent to the incorporation by reference in this Registration Statement of Relmada Therapeutics, Inc. on Form S-3, Amendment No. 1 (File No. 333-234262) of our report dated September 24, 2018, with respect to our audits of the consolidated financial statements of Relmada Therapeutics, Inc. as of June 30, 2019 and 2018 and for the years ended June 30, 2019 and 2018 appearing in the Annual Report on Form 10-K of Relmada Therapeutics, Inc. for the year ended June 30, 2019.

We consent to the incorporation by reference in this Registration Statement of Relmada Therapeutics, Inc. on Form S-3, Amendment No. 1 (File No. 333-234262) of our report dated September 24, 2018, except for the effects of the reverse stock split discussed in Note 14, to which the date is October 11, 2019, with respect to our audits of the consolidated financial statements of Relmada Therapeutics, Inc. as of June 30, 2019 and 2018and for the years ended June 30, 2019 and 2018 appearing in the Current Report on Form 8-K of Relmada Therapeutics, Inc. dated October 18, 2019.

We also consent to the reference to our firm under the heading “Experts” in the Prospectus, which is part of this Registration Statement.

/s/ Marcum llp

Marcum llp

Houston, Texas

October 28, 2019